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                                                                    EXHIBIT 23.4

                                                              [AVSOLUTIONS LOGO]

November 12, 2001



Ms. Leslie Benners
Managing Director, Corporate Finance & Banking
American Airlines, Inc.
Mail Drop 5662
4333 Amon Carter Boulevard
Fort Worth, TX 76155


RE: American Airlines, Inc. ("American") 32 McDonnell Douglas MD-83, Ten Boeing 737-823 and Four Boeing 777-223ER Aircraft


Ladies and Gentleman:

We consent to the use of the report prepared by us with respect to the aircraft referred to in the Prospectus included in American's Registration Statement Form S-4 (Reg. No. 333-XXXXX), to the summary of such report in the Prospectus under the headings "Prospectus Summary - Equipment Notes and the Aircraft", "Risk Factors - Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals - The Appraisals" and to references to our Firm under the headings "Description of the Aircraft and the Appraisals - The Appraisals" and "Appraisers".


AvSOLUTIONS, Inc.

By: /s/ SCOTT E. [ILLEGIBLE]
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AvSOLUTIONS, Inc.
Director, Valuation Services